UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 19, 2008
Columbia Sportswear Company
(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	0-23939 (Commission File Number)	93-0498284 (I.R.S. Employer Identification No.)
14375 Northwest Science Park Drive
Portland, Oregon 97229
(Address of principal executive offices)
(503) 985-4000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On May 19, 2008, Columbia Sportswear Company entered into a Severance Agreement with Patrick D. Anderson, the Company’s former Vice President and Chief Operating Officer. As consideration for Mr. Anderson’s agreement to release any claims and certain other conditions, Mr. Anderson will receive compensation of $495,086, paid in bi-weekly installments over sixteen months, and certain other benefits. The foregoing consideration will cease if Mr. Anderson accepts paid employment with or agrees to provide services to another company within one hundred twenty (120) days of April 30, 2008, the effective date of his employment termination. This summary of the Agreement is qualified in its entirety by the actual terms of the Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On May 21, 2008, Bryan L. Timm was appointed as the Chief Operating Officer and interim Chief Financial Officer of Columbia Sportswear Company, and Thomas B. Cusick was appointed as the Company’s Chief Accounting Officer.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d)Exhibits.

Exhibit 10.1	Severance Agreement entered into as of May 19, 2008, by and between Patrick D. Anderson and Columbia Sportswear Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Sportswear Company
Date: May 21, 2008	By:	/s/ Peter J. Bragdon
		Name:	Peter J. Bragdon
		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Severance Agreement entered into as of May 19, 2008, by and between Patrick D. Anderson and Columbia Sportswear Company.